UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2017 (January 31, 2017)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On January 31, 2017, DISH Network Corporation (“DNC”), DISH Network L.L.C., an indirect wholly-owned subsidiary of DNC (“DNLLC”), and DISH Operating L.L.C., a direct wholly-owned Subsidiary of DNLLC, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with EchoStar Corporation (“EC”), EchoStar Broadcasting Holding Parent L.L.C., an indirect wholly-owned subsidiary of EC, EchoStar Broadcasting Holding Corporation, a direct, wholly-owned subsidiary of EB Holdco (“EB Splitco”), EchoStar Technologies Holding Corporation, a direct wholly-owned subsidiary of EC (“ET Splitco”), and EchoStar Technologies L.L.C., a direct wholly-owned subsidiary of EC.  DNC and its subsidiaries are referred to herein as “DISH”, and EC and its subsidiaries are referred to herein as “EchoStar”.  The summary below does not purport to be complete and is qualified in its entirety by the terms of the Share Exchange Agreement.  A copy of the Share Exchange Agreement will be filed by DISH as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

Pursuant to the Share Exchange Agreement, among other things: (i) EchoStar will complete the steps necessary for certain assets and liabilities of the EchoStar Technologies and EchoStar broadcasting businesses, consisting of the business segment of EchoStar that designs, develops and distributes digital set-top boxes, provides satellite uplinking services and develops and supports streaming video technology, as well as certain other investments in joint ventures, spectrum licenses and certain real estate properties (the “Transferred Businesses”) to be transferred to EB Splitco and ET Splitco; and (ii) EchoStar will transfer to DISH 100% of the equity of EB Splitco and ET Splitco, and in exchange, DISH will transfer to EchoStar the 6,290,499 shares of preferred tracking stock issued by EchoStar and 81.128 shares of preferred tracking stock issued by Hughes Satellite Systems Corporation (“HSSC”) that track the residential retail satellite broadband business of Hughes Network Systems, LLC, a wholly-owned subsidiary of HSSC (“Hughes”) ((i) and (ii) collectively, the “Transaction”).  The Transaction has been structured in a manner to be a tax-free exchange for each of DISH and EchoStar.

The Share Exchange Agreement contains customary representations and warranties, covenants and indemnification provisions.  The closing of the Transaction is subject to various mutual conditions, including, among others: (i) the granting of the transfer of required radio service licenses from the United States Federal Communications Commission; (ii) the absence of any governmental action or proceeding: (a) challenging or prohibiting the Share Exchange Agreement or the transactions contemplated thereby, or (b) directly involving the entities being transferred or the DISH parties that would materially impair the DISH parties’ ability to own or operate the businesses being transferred; (iii) the completion by EchoStar of the steps necessary for the transferred assets and assumed liabilities to be owned by the entities being transferred and their respective subsidiaries; (iv) the absence of any governmental order prohibiting the consummation of the Share Exchange Agreement or the transactions contemplated thereby; and (v) the receipt of certain documents deliverable at closing, including receipt of tax opinions from DISH’s and EchoStar’s respective counsel regarding the tax treatment of the Transaction.  The obligation of each party to consummate the Transaction is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its pre-closing obligations under the Share Exchange Agreement.

The obligation of DISH to consummate the Transaction is also subject to various conditions, including, among others: (i) the absence of a material adverse effect on EchoStar or the Transferred Businesses (subject to customary exceptions); (ii) the receipt of certain historical financial information to be produced by EchoStar; and (iii) the repayment of indebtedness of EB Splitco and ET Splitco.  The obligation of the EchoStar parties to consummate the Transactions is also subject to the satisfactory completion of certain in-orbit testing of the EchoStar XIX satellite.

The Transaction is expected to be consummated three business days after the satisfaction or waiver of all of the closing conditions to the Transaction (other than conditions that by their nature are to be satisfied at the closing, but subject, among other things, to the satisfaction or waiver of those conditions at such time), but no earlier than February 28, 2017.

The Share Exchange Agreement provides for customary termination rights of DISH and EchoStar, including the right of either party to terminate the Share Exchange Agreement if the Transaction has not closed by March 31, 2017.  In connection with the Share Exchange Agreement, DISH and EchoStar and certain of their subsidiaries will, at the closing, enter into certain customary related agreements covering, among other things, matters such as taxes, employee matters, intellectual property matters and the provision of transitional services.

Item 8.01 Other Events.

On January 31, 2017, DISH issued a press release, announcing the execution of the Share Exchange Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release “DISH Acquires DBS and OTT Assets from EchoStar” dated January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
DISH DBS CORPORATION

Date: February 1, 2017	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release “DISH Acquires DBS and OTT Assets from EchoStar” dated January 31, 2017.